RISE ANNOUNCES STOCK OPTION GRANTS

March 23, 2016 – Vancouver, British Columbia – Rise Resources Inc. (CSE: UPP, OTC: RYES) (“Rise” or the “Company”), a Nevada corporation engaged in resource exploration on its Indata property in British Columbia, is pleased to announce that on March 23, 2016, the Company adopted an incentive stock option plan and granted an aggregate of 2,700,000 options to various directors and consultants.  Each option vests immediately and is exercisable into one share of the Company’s common stock at a price of $0.15 per share until March 22, 2021.

Of the 2,700,000 options, 900,000 were granted to the CEO and director of the Company, 700,000 were granted to the CFO and director of the Company, 200,000 were granted to a director of the Company and the remainder were granted to consultants to the Company.

This press release does not constitute an offer to sell or a solicitation of an offer to buy securities in the United States.  The securities referenced herein have not been and will not be registered under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), or any state securities laws and may not be offered or sold in the United States except in compliance with one or more exemptions from the registration requirements of the U.S. Securities Act and applicable state securities laws.

About Rise Resources Inc.

Rise was incorporated in Nevada in 2007, and through an agreement with Eastfield Resources Ltd. (TSX-V: ETF) owns the option to acquire up to a 75% undivided interest in and to certain mineral claims known as the Indata property located in the Omineca Mining Division in British Columbia, Canada.  Rise operates its exploration activities from the Company’s head office in Vancouver, British Columbia, Canada.

On behalf of the Board of Directors:

Fred Tejada

President, CEO and Director

Rise Resources Inc.

For further information please contact:

RISE RESOURCES INC.

700 – 510 West Hastings Street

Vancouver, BC V6B 1L8

T: 604.687.7130

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Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of applicable securities laws. Forward-looking statements are frequently characterized by words such as “plan”, “expect”, “project”, “intend”, “believe”, “anticipate”, “estimate” and other similar words, or statements that certain events or conditions “may” or “will” occur. In particular, forward-looking statements in this press release include, but are not limited to, statements with respect to Rise’s exploration activities.

Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, there can be no assurance that such expectations will prove to be correct. Such forward-looking statements are subject to risks and uncertainties that may cause actual results, performance or developments to differ materially from those contained in the statements.

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